Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated May 14, 2025 except for Note 7 which is dated July 14, 2025 with respect to the audited financial statements of Terra Innovatum Global S.R.L. as of April 29, 2025 and for the period beginning April 29, 2025 (inception) and ended April 29, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 10, 2025